(ICON)
Cash
Accumulation
Trust

National Money
Market Fund

SEMI
ANNUAL
REPORT
March 31, 1998
(LOGO)

Cash Accumulation Trust
National Money Market Fund

Performance At A Glance.
Money market yields fell then rose sharply during the period ended March 31, 1998. Yields declined as investors believed events overseas might slow U.S.
economic growth. Yields increased as that view shifted to one that the economy was expanding too rapidly and short-term interest rates would either remain unchanged or rise to head off inflation. The
National Money Market Fund beat
the return on the average comparable money fund because we purchased attractively priced securities in December that bridged the period of markedly lower yields that lasted from January through mid-February.

Fund Facts
As of 3/31/98

                     7-Day         Net Asset
Weighted Avg.       Net
                  Current Yld.    Value (NAV)
Mat. (WAM)    Assets (mil.)
National MM Fund      5.08%          $1.00
77 Days         $476.5
IBC Financial Data
Money Fund Avg.
(General Purpose*)    4.93           $1.00
62 Days           N/A

Note: Yields will fluctuate from time to time and past performance is not indicative of future results. An investment in the Fund is neither insured nor guaranteed by the U.S. government and there can be no assurance that the Fund will be able to maintain a stable $1 net asset value per share.

*This is the average seven-day current yield, NAV and WAM of all funds in the International Business Communications Financial
Data's all taxable money fund
category  as of March 31, 1998.

                   Cash Fund Yield Comparison.
                         (PIE CHART)

Cash Accumulation Trust - National Money Market
Fund is not included in the
Average for the weeks of December 22 and 29, 1997.


      How Investments Compared.
           (As of 3/31/98)

               (GRAPH)
  U.S.     General     General       U.S.
 Growth     Bond      Muni Debt    Taxable
  Funds     Funds       Funds     Money Funds

Source: Lipper Analytical Services. Financial markets change, so a mutual fund's past performance should never be used to predict future results. The risks to each of the investments listed above are different -- we provide 12-month total return averages for several Lipper mutual fund categories to show you that reaching for higher returns means tolerating more risk. The greater the risk, the larger the potential reward or loss. In addition, we've included historical 20-year average annual returns.
These returns assume the reinvestment
of dividends.

U.S. Growth Funds will fluctuate a great deal.
Investors have received higher
historical total returns from stocks than from most other investments. Smaller capitalization stocks offer greater potential for long-term growth but may be more volatile than larger capitalization stocks.

General Bond Funds provide more income than stock funds, which can help smooth out their total returns year by year. But their prices still fluctuate
(sometimes significantly) and their returns have been historically lower than those of stock funds. Unlike bond funds, bonds, if held to maturity, generally offer a fixed rate of return and fixed principal value.

General Municipal Debt Funds invest in bonds issued by state governments, state agencies and/or municipalities. This investment provides income that is usually exempt from federal and state income taxes.

U.S. Taxable Money Funds attempt to preserve a constant share value; they don't fluctuate much in price but, historically, their returns have been generally among the lowest of the major investment categories.

Robert Browne, Fund Manager
Portfolio
Manager's Report                 (PICTURE)

The National Money Market Fund, one of two series of Cash Accumulation Trust, seeks current income to the extent consistent with the preservation of capital and liquidity. The Fund is a diversified portfolio of high-quality, U.S.
dollar-denominated money market securities issued by the U.S. government and its agencies, major corporations and commercial banks of the U.S. and foreign countries. Maturities can range from one day to 13 months. We typically purchase securities rated in one of the two highest rating categories by at least two major, independent rating agencies, or if not rated, deemed to be of equivalent quality by our credit research staff. There can be no assurance that the Fund will achieve its investment objective.

Welcome To The Rock!
We began managing your Fund in December after succeeding Columbus Circle
Investors as investment adviser. Prudential has more than $25 billion of assets under management in 20 money market funds. We welcome you and will work to make doing business with us as convenient as possible.

Strategy Session.

U.S. Economy Roars Into '98.
Predictions of lackluster U.S. economic growth were widespread as the new year began. Financial problems in Asia and dwindling corporate profits were expected to slow the U.S. economic expansion to approximately 2% in 1998 compared with nearly twice that rate last year. But the world's largest economy defied Wall
Street forecasts by surging at an annualized rate of 4.8% in the first three months of the year and inflation fell to levels not seen since the early 1950s.

Money market yields were on a roller coaster during the reporting period as investors reacted to developments in the Far
East and the U.S. In mid-January,
prices of money market securities soared (and yields plunged) amid concern that U.S. economic growth would slow dramatically as exports to struggling
Asian countries slumped, while cheaply priced imports from Asia flooded U.S.
markets. The supply of U.S. Treasury securities was also expected to decrease as the federal government borrowed fewer dollars in the first three months of 1998 because of the rapidly shrinking budget deficit and healthy tax revenues.
Thus, investors pushed prices of money market securities higher fearing a dwindling supply of short-term securities.

The market rally faded, however, as data indicated the economy was picking up steam. Indeed more than 300,000 non-farm jobs were created in January as the unemployment rate held steady at 4.7%. As a result, money market yields crept higher then jumped in late February after Federal Reserve Chairman Alan
Greenspan hinted that monetary policy would remain unchanged. His remarks disappointed investors who believed U.S.
central bankers would have to reduce
the federal funds rate (what banks charge each other for overnight loans) to keep the economy growing and counteract the drag of continued financial difficulties in Asia. But a short-term rate cut was the last thing the robust
U.S. economy needed.

What Went Well.

A Buying Opportunity.
In late December, yields on money market securities typically climb (and prices fall) because of seasonal funding pressures. The end of 1997 brought a larger-than-usual increase in yields as the Asian economic crisis temporarily pushed up short-term borrowing costs for many corporations. This trend was reflected in the rise in London Interbank
Offered Rates (LIBOR), which are
base rates for many corporate debt securities.

We were quick to spot a buying opportunity when the three-month LIBOR rose toward 6% in December. We purchased attractively priced floating-rate securities tied to either the one- or three-month LIBOR, as well as short-term corporate debt that matured in late February or March. These purchases helped because we did not have to reinvest this money during the period of sharply lower yields that lasted from January through mid-February.

     Weighted Average Maturity Compared
          To The Average Fund.
               (GRAPH)
Cash Accumulation Trust - National Money Market
Fund is not included in the
Average for the weeks of December 22 and 29, 1997.

And Not So Well.

Too Little Of A Good Thing.
If we had invested more heavily in debt
maturing in March and April, we could
have stayed on the sidelines while money market yields hovered at low levels during the first two months of the year.
Instead, our purchases in December
included very short-term securities that came due in January and early
February. Because of this, your Fund's weighted average maturity (WAM) was shorter than the average comparable portfolio from January through mid-February.
As securities matured during those two months, we were forced to reinvest some of our cash when rates were at unattractive levels. This hindered your Fund's return.

Looking Ahead.
While inflation in the U.S. remains in check,
continued robust economic growth
could reignite mounting inflationary pressures
later in the year. Based on
experience, we believe that the Federal Reserve
prefers to act sooner rather
than later when it comes to inflation. The
central bank could raise the
federal funds rate this year. Accordingly, we
are targeting money market
securities with yields that factor in the risk
that short-term interest rates
may be headed higher.
-----------------------------------------------
--------------------------------
                               1

President's Letter
May 15, 1998
(PHOTO)
                            See You On the Net!

Dear Shareholder:
We are proud to be part of the worldwide web and we invite you to visit our two web sites, if you have not already done so.
Yes, we currently offer two
sites -- each with its own distinctive
identity.

http://www.prudential.com
The Prudential web site features information on personal investing, retirement planning, commercial and residential real estate opportunities, as well as insurance products for life, health, home and property.

You can look up performance data on your Prudential mutual funds, learn about proven investment strategies, or take one of our many interactive quizzes that will help guide you in determining long-term goals -- like how much to save for your child's college education or for your retirement.

http://www.prusec.com

The Prudential Securities Virtual Branch Office is a full-service brokerage web site specifically designed to provide investors with the information they need to make informed financial decisions. It was rated the No. 1 full-service brokerage web site of its type by Financial Net
News (February 1998), a
subsidiary of Institutional Investor magazine, and was also rated among the top corporate web sites by Fortune magazine
(Winter 1998).

What investors can find here are -- daily market commentaries, stock quotes, economic forecasts, product news, and current market research, in addition to interactive investing programs. Investors, through their Prudential Securities
Financial Advisors, may also enroll in
Prudential Online(R) and have access to
their personal account information which includes balances, security values, transactions and account activities. They can also easily E-mail their
Financial Advisor.

Both sites also contain professional
opportunities for people who are searching for employment or considering a change of career paths.

We plan to make further enhancements to our web pages as the year progresses.
So please, the next time you are "web browsing" or "surfing the net," pay us a visit. Let us know what you think and what you'd like to see added in the future.

Sincerely,

Brian M. Storms
President, Prudential Mutual Funds & Annuities
-----------------------------------------------
--------------------------------
                              2

Portfolio of Investments as of March 31, 1998
CASH ACCUMULATION TRUST
(Unaudited)
NATIONAL MONEY MARKET FUND
-----------------------------------------------
-------------

Principal
Amount
(000)        Description
Value (Note 1)
-----------------------------------------------
-------------
Bank Notes--4.6%
             Bank of America National Trust &
                Savings Association
    $1,775   5.50%, 4/23/98
$  1,774,803
             Corestates Bank, N.A.
     4,000   5.63359%, 4/21/98 (b)
4,000,000
             First USA Bank
     8,000   5.98359%, 6/17/98 (b)
8,012,852
             Keybank, N.A.
     1,000   5.64625%, 4/13/98 (b)
1,000,440
     7,000   5.52%, 6/18/98 (b)
6,996,099

------------

21,784,194
-----------------------------------------------
-------------
Certificates of Deposit - Domestic--1.9%
             Wachovia Bank, N.A.
     9,000   5.55%, 4/14/98
9,000,032
-----------------------------------------------
-------------
Certificates of Deposit - Yankee--16.4%
             Bayerishe Hypotheken und Wechsel
                Bank
     2,000   5.675%, 3/3/99
1,999,206
             Canadian Imperial Bank of Commerce
    24,000   5.55%, 2/10/99
23,990,064
             Deutsche Bank
     5,000   5.62%, 2/26/99
4,997,826
     3,000   5.63%, 2/26/99
2,997,654
     6,000   5.66%, 3/3/99
5,997,353
             National Bank of Canada
     5,000   5.53%, 5/18/98
4,999,475
     8,000   5.59%, 6/3/98
8,000,000
             National Westminster Bank, PLC
     3,000   5.935%, 6/26/98
3,000,676
             Rabobank Nederland
     9,000   5.50%, 2/9/99
8,994,056
             Societe Generale
    10,000   5.705%, 6/11/98 (a)
9,998,066
             Westpac Banking Corp.
     3,000   6.22%, 4/7/98
3,000,185

------------

77,974,561
Commercial Paper--51.0%
             Aon Corp.
    $4,746   5.56%, 5/27/98
$  4,704,952
     5,392   5.55%, 5/28/98
5,344,618
     3,745   5.53%, 6/10/98
3,704,731
             Associates Corp. of North America
    19,400   6.10%, 4/1/98
19,400,000
             Associates First Capital Corp.
     5,000   5.53%, 5/20/98
4,962,365
             Bank Austria Finance, Inc.
     5,000   5.63%, 4/8/98
4,994,526
             Bank of Montreal
     5,000   5.65%, 4/2/98
4,999,215
             Bank of New York Co., Inc.
     8,000   5.55%, 5/14/98
7,946,967
             Carnival Corp.
    10,000   5.60%, 4/21/98
9,968,889
             Centric Capital Corp.
     5,000   5.64%, 4/30/98
4,977,283
             CIGNA Corp.
     1,000   5.72%, 4/15/98
997,776
             Commerzbank U.S. Finance, Inc.
     2,000   5.54%, 5/1/98
1,990,767
             Cregem North America, Inc.
     6,000   5.50%, 6/17/98
5,929,417
     6,000   5.50%, 6/25/98
5,922,083
             Duke Capital Corp.
     4,000   5.59%, 4/29/98
3,982,609
             Eastman Kodak Co.
     2,300   5.55%, 5/11/98
2,285,817
             First Chicago Financial Corp.
     2,000   5.46%, 5/29/98
1,982,407
             Fortune Brands, Inc.
     4,500   5.53%, 5/21/98
4,465,437
             General Electric Capital Corp.
    20,000   5.60%, 4/27/98
19,919,111
             General Motors Acceptance Corp.
     7,000   5.50%, 6/15/98
6,919,792
     1,000   5.49%, 6/22/98
987,495

-----------------------------------------------
---------------------------------
See Notes to Financial Statements.     3

Portfolio of Investments as of March 31, 1998
CASH ACCUMULATION TRUST
(Unaudited)
NATIONAL MONEY MARKET FUND
-----------------------------------------------
-------------

Principal
Amount
(000)        Description
Value (Note 1)
-----------------------------------------------
-------------
Commercial Paper (cont'd.)
             Hertz Corp.
    $2,000   5.53%, 4/8/98
$  1,997,849
             Ing America Insurance Holdings,
Inc.
     8,000   5.74%, 4/3/98
7,997,449
     3,000   5.74%, 4/28/98
2,987,085
             Market Street Funding Corp.
     1,000   5.53%, 6/11/98
989,094
             Martin Marietta Material
    10,000   5.56%, 5/13/98
9,935,133
             Mont Blanc Capital Corp.
    12,000   5.59%, 4/28/98
11,949,690
             Monte Rosa Capital Corp.
     3,000   5.54%, 5/19/98
2,977,840
             Nationwide Building Society
     6,000   5.51%, 6/3/98
5,942,145
             Newell Co.
     2,848   5.65%, 4/27/98
2,836,379
             Nordbanken North America, Inc.
     2,000   5.55%, 5/28/98
1,982,425
             Unifunding, Inc.
     1,635   5.55%, 5/5/98
1,626,430
             Variable Funding Capital Corp.
     3,866   5.70%, 4/8/98
3,861,715
     3,000   5.60%, 5/8/98
2,982,733
             WCP Funding, Inc.
     4,000   5.55%, 5/28/98
3,964,850
             Weyerhauser Real Estate Co.
    18,392   5.57%, 5/6/98
18,292,402
             Windmill Funding Corp.
    13,000   5.57%, 4/17/98
12,967,818
     5,041   5.54%, 5/20/98
5,002,988
     6,300   5.55%, 5/22/98
6,250,466
             Wood Street Funding Corp.
     4,165   5.59%, 4/30/98
4,146,245
     4,000   5.52%, 6/11/98
3,956,453
     4,000   5.53%, 6/19/98
3,951,459

------------

242,984,905
Loan Participations--2.6%
             Bell Atlantic Network Funding
Corp.
    $3,000   5.65%, 4/9/98
$  3,000,000
             Cooper Industries, Inc.
     4,000   5.60%, 4/17/98
4,000,000
             Countrywide Home Loan, Inc.
     2,000   5.75%, 4/22/98
2,000,000
     3,416   5.75%, 4/23/98
3,416,000

------------

12,416,000
-----------------------------------------------
-------------
Other Corporate Obligations--20.9%
             Abbey National Treasury Services,
                PLC
    21,000   5.50%, 2/5/99
20,986,160
             American General Finance Corp.
     1,400   8.50%, 8/15/98
1,414,314
             Chase Manhattan Corp.
     3,000   5.59375%, 4/15/98 (b)
3,000,635
             Chrysler Financial Corp.
    10,000   5.6725%, 4/15/98 (b)
10,001,360
             Ford Motor Credit Co.
     5,000   6.07578%, 6/2/98 (b)
5,003,920
             General Motors Acceptance Corp.
     5,000   5.56891%, 5/12/98 (b)
4,999,364
     5,000   5.545%, 5/25/98 (b)
4,998,934
     6,000   6.45%, 6/24/98
6,010,728
     1,000   7.75%, 1/15/99
1,016,277
             International Lease Finance Corp.
     2,400   8.35%, 10/1/98
2,430,222
     2,235   6.625%, 4/1/99
2,252,463
             Liquid Asset Backed Securities
                Trust,
                Ser. 1997-7
     6,849   5.68359%, 4/22/98 (b)
6,849,169
             Liquid Asset Backed Securities
                Trust,
                Ser. 1998-1
     4,843   5.6875%, 4/27/98 (b)
4,843,258
             Strategic Money Market Trust, Ser.
1997-A
    21,000   5.6875%, 6/23/98(a)/(b)
                (cost $21,000,000;
                purchase date-12/19/97)
21,000,000

-----------------------------------------------
---------------------------------
See Notes to Financial Statements.     4

Portfolio of Investments as of March 31, 1998
CASH ACCUMULATION TRUST
(Unaudited)
NATIONAL MONEY MARKET FUND
-----------------------------------------------
-------------

Principal
Amount
(000)        Description
Value (Note 1)
-----------------------------------------------
-------------
Other Corporate Obligations (cont'd.)
             Strategic Money Market Trust,
                Ser. 1998-B
    $5,000   5.6875%, 4/6/98 (b)
$  5,000,000

------------

99,806,804
-----------------------------------------------
-------------
Time Deposit - Eurodollar--8.1%
             Republic National Bank New York
    24,400   6.125%, 4/1/98
24,400,000
             Societe Generale North America,
Inc.
    14,400   6.1875%, 4/1/98
14,400,000

------------

38,800,000
-----------------------------------------------
-------------
Total Investments--105.5%
             (amortized cost $502,766,496)
502,766,496
             Liabilities in excess of other
                assets--(5.5%)
(26,221,793)

------------
             Net Assets--100%
$476,544,703

------------

------------

---------------
(a) Indicates a security restricted as to resale.
(b) Variable rate instrument. The maturity date presented for these instruments is the later of the next date on which the security can be redeemed at par or the next date on which the rate of
interest is adjusted.
The industry classification of portfolio holdings and other assets in excess of liabilities shown as a percentage of net assets as of March 31, 1998 was as follows:

Commercial
Banks...................................
45.4%
Asset Backed
Securities............................   14.3
Motor Vehicle
Parts................................    8.4
Personal Credit
Institutions.......................    5.4
Bank Holding Companies-
Domestic....................    5.2
Short-Term Business
Credit.........................    4.2
Chemicals & Allied
Products........................    3.8
Accident & Health
Insurance........................    2.9
Fire, Marine & Casualty
Insurance..................    2.5
Surety
Insurance...................................
2.5
Water
Transportation...............................
2.1
Mining.........................................
 ....    2.1
Mortgage
Banks.....................................
1.1
Equipment Rental &
Leasing.........................    1.0
Cigarettes.....................................
 ....    0.9
Miscellaneous Electrical Equipment &
Supplies......    0.8
Electrical
Services................................    0.8
Telephone &
Communications.........................    0.6
Miscellaneous
Furniture............................    0.6
Photographic
Equipment.............................    0.5
Auto Rental &
Leasing..............................    0.4

-----

105.5
Liabilities in excess of other
assets..............   (5.5)

-----

100.0%

-----

-----

-----------------------------------------------
---------------------------------
See Notes to Financial Statements.     5

CASH ACCUMULATION TRUST
Statement of Assets and Liabilities (Unaudited)
NATIONAL MONEY MARKET FUND
-----------------------------------------------
---------------------------------

Assets
March 31, 1998

---------------
Investments, at amortized cost which
approximates market
value..........................................
 ...       $502,766,496
Cash...........................................
 ...............................................
 .............                287
Receivable for Fund shares
sold...........................................
 .................................
19,147,122
Interest
receivable.....................................
 ...............................................
 ....          1,777,163
Deferred expenses and other
assets.........................................
 ................................
137,255

--------------
   Total
assets.........................................
 ...............................................
 ....        523,828,323

--------------
Liabilities
Payable for investments
purchased......................................
 ....................................
17,139,289
Payable for Fund shares
reacquired.....................................
 ....................................
29,080,362
Dividends
payable........................................
 ...............................................
 ...            537,161
Accrued expenses and other
liabilities....................................
 .................................
320,464
Management fee
payable........................................
 .............................................
164,233
Distribution fee
payable........................................
 ...........................................
42,111

--------------
   Total
liabilities....................................
 ...............................................
 ....         47,283,620

--------------
Net
Assets.........................................
 ...............................................
 .........       $476,544,703

--------------

--------------
Net assets were comprised of:
   Shares of beneficial interest, at $.00001
par
value..........................................
 ...........       $      4,765
   Paid-in capital in excess of
par............................................
 ............................        476,539,938

--------------
Net assets, March 31,
1998...........................................
 ......................................
$476,544,703

--------------

--------------
Net asset value, offering price and redemption
price per share
   ($476,544,703 / 476,544,703 shares of common
stock issued and
outstanding)..............................
$1.00

--------------

--------------

-----------------------------------------------
---------------------------------
See Notes to Financial Statements.     6

CASH ACCUMULATION TRUST
NATIONAL MONEY MARKET FUND
Statement of Operations (Unaudited)
-----------------------------------------------
-------------

Six Months

Ended
Net Investment Income
March 31, 1998
Income
   Interest....................................
$ 17,571,325

--------------
Expenses
   Management fee..............................
1,164,319
   Distribution fee............................
310,348
   Transfer agent's fees and expenses..........
189,000
   Custodian's fees and expenses...............
45,000
   Reports to shareholders.....................
38,000
   Registration fees...........................
16,000
   Audit fee...................................
13,000
   Trustees' fees..............................
11,000
   Miscellaneous...............................
1,051

--------------
      Total expenses...........................
1,787,718

--------------
Net investment income..........................
15,783,607

--------------
Net Increase in Net Assets
Resulting from Operations......................
$ 15,783,607

--------------

--------------

CASH ACCUMULATION TRUST
NATIONAL MONEY MARKET FUND
Statement of Changes in Net Assets (Unaudited)
-----------------------------------------------
-------------

                                Six Months
                                   Ended
Year Ended
Increase (Decrease)              March 31,
September 30,
in Net Assets                      1998
1997
Operations
   Net investment income....  $    15,783,607
$    33,771,657
                              ---------------
---------------
   Net increase in net
      assets resulting from
      operations............       15,783,607
33,771,657
                              ---------------
---------------
Dividends and distributions
   to shareholders (Note
   1).......................      (15,783,607)
(33,771,657)
                              ---------------
---------------
Fund share transactions (at
   $1 per share)
   Net proceeds from shares
      sold..................    3,031,871,473
6,248,712,913
   Net asset value of shares
      issued in reinvestment
      of dividends and
      distributions.........       12,618,322
32,440,525
   Cost of shares
      reacquired............
(3,269,947,842)(a)   (6,231,478,119)
                              ---------------
---------------
   Net increase (decrease)
      in net assets from
      Fund share
      transactions..........     (225,458,047)
49,675,319
                              ---------------
---------------
Total increase (decrease)...     (225,458,047)
49,675,319
Net Assets
Beginning of period.........      702,002,750
652,327,431
                              ---------------
---------------
End of period...............  $   476,544,703
$   702,002,750
                              ---------------
---------------
                              ---------------
---------------

---------------
(a) Includes $295,683,132 that was transferred
into Liquid Assets Fund.
-----------------------------------------------
---------------------------------
See Notes to Financial Statements.     7

CASH ACCUMULATION TRUST
Notes to Financial Statements (Unaudited)
NATIONAL MONEY MARKET FUND
-----------------------------------------------
---------------------------------
Cash Accumulation Trust (the 'Trust') is
registered under the Investment Company
Act of 1940 as an open-end, diversified
management investment company. The Trust
consists of National Money Market Fund (the
'Fund') and Liquid Assets Fund. The
investment objective of the Fund is current
income to the extent consistent with
the preservation of capital and liquidity. The
Fund invests primarily in a
portfolio of U.S. Government obligations,
financial institution obligations and
other high quality money market instruments
maturing in 13 months or less whose
ratings are within the 2 highest ratings
categories by a nationally recognized
statistical rating organization or, if not
rated, are of comparable quality. The
ability of the issuers of the securities held
by the Fund to meet its
obligations may be affected by economic
developments in a specific industry or
region.
-----------------------------------------------
-------------
Note 1. Accounting Policies

The following is a summary of significant accounting policies followed by the
Trust and the Fund in the preparation of its financial statements.

Securities Valuations: Portfolio securities are valued at amortized cost, which approximates market value. The amortized cost method involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of any discount or premium.

Securities Transactions and Net Investment
Income: Securities transactions are
recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis.
Interest income is recorded on the
accrual basis. Expenses are recorded on the accrual basis, which may require the use of certain estimates by management. The cost of portfolio securities for federal income tax purposes is substantially the same as for financial reporting purposes.

Federal Income Taxes: For federal income tax purposes, each fund in the Trust is treated as a separate taxpaying entity. It is the intent of the Fund to continue to meet the requirements of the Internal
Revenue Code applicable to regulated
investment companies and to distribute all of its taxable net income to its shareholders. Therefore, no federal income tax provision is required.

Dividends and Distributions: The Fund declares all of its net investment income and net realized short-term capital gains or losses, if any, as dividends daily to its shareholders of record at the time of such declaration. Net investment income for dividend purposes includes interest accrued or discount earned less amortization of premium and the estimated expenses applicable to the dividend period. The Fund does not expect to realize long-term capital gains or losses.

Note 2. Agreements

The Fund has a management agreement with Prudential Investments Fund Management
LLC ('PIFM') as of December 12, 1997. Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment
Corporation ('PIC'); PIC furnishes
investment advisory services in connection with the management of the Fund.
Prior to December 12, 1997, the Fund had a management agreement with PIMCO
Advisors L.P. (PIMCO). PIMCO also had a
subadvisory agreement with Columbus
Circle Investors. PIFM pays for the cost of the subadviser's services, the compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

Beginning December 22, 1997, the management fee paid PIFM is computed daily and payable monthly, at an annual rate of .39% of the Fund's average daily net assets up to and including $1 billion, .375% of the next $500 million, .35% of the next $500 million and .325% of the Fund's average daily net assets in excess of $2 billion. The management fee paid to PIMCO through December 11, 1997 was computed daily and payable monthly at an annual rate of .425% of the Fund's average daily net assets up to and including
$500 million, .400% of the next
$500 million, .375% of the next $500 million, .350% of the next $500 million and .325% of the Fund's average daily net assets in excess of $2 billion.

The Fund has a distribution agreement with Prudential Securities Incorporated
('PSI') as of December 12, 1997, which acts as the distributor of the shares of the Fund. The Fund compensates PSI for distributing and servicing the Fund's shares pursuant to the plan of distribution at an annual rate of .10 of 1% of the average daily net assets of the shares.
Prior to December 12, 1997, PIMCO
Funds Distribution Company served as the Fund's distributor and was compensated at the same rate.

PSI, PIFM and PIC are indirect, wholly owned
subsidiaries of The Prudential
Insurance Company of America.
-----------------------------------------------
-------------
Note 3. Other Transactions with Affiliates

On December 12, 1997, Prudential Mutual Fund
Services LLC ('PMFS'), a wholly
owned subsidiary of PIFM, began serving as the
Fund's transfer agent. Prior to
December 12, 1997, Shareholder Services, Inc.
('SSI') served as the Fund's
tranfer agent. During the period December 12,
1997 through March 31, 1998, the
Fund incurred fees of approximately $83,700 for
the services of PMFS. As of
March 31, 1998, $21,000 of such fees were
-----------------------------------------------
---------------------------------
                                       8

CASH ACCUMULATION TRUST
Notes to Financial Statements (Unaudited)
NATIONAL MONEY MARKET FUND
-----------------------------------------------
---------------------------------
due to PMFS. Transfer agent fees and expenses
in the Statement of Operations
include fees paid to SSI and certain out-of-
pocket expenses paid to
nonaffiliates.
-----------------------------------------------
-------------
Note 4. Change in Custodian and Accounting
Agent

As of December 12, 1997, the custodian and
accounting agent is State Street Bank
and Trust Company. Prior to December 12, 1997,
Oppenheimer Funds, Inc. served as
the Fund's accounting agent and The Bank of New
York served as the custodian.
-----------------------------------------------
---------------------------------
                                       9

CASH ACCUMULATION TRUST
Financial Highlights (Unaudited)
NATIONAL MONEY MARKET FUND
-----------------------------------------------
---------------------------------

Six Months

Ended                   Year Ended September
30,

March 31,      --------------------------------
---------------

1998           1997         1996         1995
1994

-----------     --------     --------     -----
---     --------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
period.........................     $    1.00
$   1.00     $   1.00     $   1.00     $   1.00
Net investment
income........................................
0.03          0.05         0.05         0.05
0.03
Dividends and distributions to
shareholders..................         (0.03)
(0.05)       (0.05)       (0.05)       (0.03)

-----------     --------     --------     -----
---     --------
Net asset value, end of
period...............................     $
1.000      $   1.00     $   1.00     $   1.00
$   1.00

-----------     --------     --------     -----
---     --------

-----------     --------     --------     -----
---     --------
TOTAL
RETURN(a):.....................................
 ........           2.6%          5.0%
5.0%         5.2%         3.2%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
(000)..............................     $
476,545      $702,003     $652,327     $685,228
$823,343
Ratios to average net assets:
   Expenses, including distribution
fee......................          0.58%(b)
0.65%        0.69%        0.69%        0.61%
   Expenses, excluding distribution
fee......................          0.48%(b)
0.55%        0.59%        0.59%        0.51%
   Net investment
income.....................................
5.09%(b)      4.89%        4.86%        5.15%
3.20%


1993

--------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
period.........................  $   1.00
Net investment
income........................................
0.02
Dividends and distributions to
shareholders..................     (0.02)

--------
Net asset value, end of
period...............................  $   1.00

--------

--------
TOTAL
RETURN(a):.....................................
 ........       2.3%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
(000)..............................  $652,256
Ratios to average net assets:
   Expenses, including distribution
fee......................      0.71%
   Expenses, excluding distribution
fee......................      0.61%
   Net investment
income.....................................
2.26%

---------------
(a) Total return is calculated assuming a
purchase of shares on the first day
    and a sale on the last day of each period
reported and includes reinvestment
    of dividends and distributions. Total
returns for less than a full year are
    not annualized.
(b) Annualized.
-----------------------------------------------
---------------------------------
See Notes to Financial Statements.     10

CASH ACCUMULATION TRUST
Supplemental Proxy Information
NATIONAL MONEY MARKET FUND
-----------------------------------------------
---------------------------------
   A Special Meeting of Shareholders of the
National Money Market Fund (the
'Fund') of Cash Accumulation Trust was held on December 11, 1997 at the offices of Columbus Circle Investors, 2187 Atlantic
Street, Stamford, Connecticut. The
meeting was held for the following purposes:

(1)       To elect the Directors as follows:
Edward D. Beach, Stephen C. Eyre,
          Delayne D. Gold, Robert F. Gunia,
Donald G. Hoff, Robert F. LaBlanc,
          Mendel A. Melzer, Robin B. Smith,
Stephen Stoneburn and Nancy H.
          Teeters.

(2)       To approve the Management Agreement
between Cash Accumulation Trust
          and Prudential Investments Fund
Management LLC relating to the Fund
          as proposed and described in the
Proxy Statement.

(3)       To approve the Subadvisory Agreement
between Prudential Investments
          Fund Management LLC and The
Prudential Investment Corporation
          relating to the Fund as proposed and
described in the Proxy Statement.

(4)       The selection of Price Waterhouse LLP
as independent public
          accountants for the Cash Accumulation
Trust for the fiscal year
          ending September 30, 1998.

The results of the proxy solicitation on the above matters were as follows:

             Director/Matter        Votes for
Votes against  Votes withheld
          --------------------    -------------
-------------  --------------
(1)       Edward D. Beach           339,433,211
3,424,122         --
          Stephen C. Eyre           339,311,626
3,545,707         --
          Delayne D. Gold           339,650,617
3,206,716         --
          Robert F. Gunia           339,665,453
3,191,880         --
          Donald G. Hoff            339,684,017
3,173,316         --
          Robert F. LaBlanc         339,700,000
3,157,333         --
          Mendel A. Melzer          339,672,361
3,184,972         --
          Robin B. Smith            339,661,691
3,195,642         --
          Stephen Stoneburn         339,630,622
3,226,711         --
          Nancy H. Teeters          339,475,391
3,381,942         --
(2)       Approval of Management
          Agreement                 288,505,037
2,927,378       6,312,918
(3)       Approval of Subadvisory
          Agreement                 288,059,267
3,254,058       6,432,008
(4)       Ratification of Selection
          of Price Waterhouse LLP   335,512,128
1,158,935       6,186,270
-----------------------------------------------
---------------------------------
                                       11

Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077

(800) 225-1852
http://www.prudential.com

Trustees
Edward D. Beach
Stephen C. Eyre
Delayne Dedrick Gold
Robert F. Gunia
Don G. Hoff
Robert E. LaBlanc
Mendel A. Melzer, CFA
Richard A. Redeker
Robin B. Smith
Stephen Stoneburn
Nancy H. Teeters

Officers
Richard A. Redeker, President
Robert F. Gunia, Vice President
Grace C. Torres, Treasurer
Stephen M. Ungerman, Assistant Treasurer
S. Jane Rose, Secretary
Robert C. Rosselot, Assistant Secretary

Manager
Prudential Investments Fund Management LLC
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077

Investment Adviser
The Prudential Investment Corporation
Prudential Plaza
Newark, NJ 07102-3777

Distributor
Prudential Securities Incorporated
One Seaport Plaza
New York, NY 10292

Custodian
State Street Bank and Trust Company
One Heritage Drive
North Quincy, MA 02171

Transfer Agent
Prudential Mutual Fund Services LLC
P.O. Box 15005
New Brunswick, NJ 08906

Independent Accountants
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

Legal Counsel
Sullivan & Cromwell
125 Broad Street
New York, NY 10004

The views expressed in this report and
information about the Fund's portfolio
holdings are for the period covered by this report and are subject to change thereafter.

The accompanying financial statements as of March 31, 1998 were not audited and, accordingly, no opinion is expressed on them.

This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current prospectus.

(LOGO)
Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077
(800) 225-1852

  BULK RATE
U.S. POSTAGE
   PAID
Permit 6807
New York, NY

147541106       MF178E2